Exhibit 5.1

Squire Patton Boggs (US) LLP 4900 Key Tower 127 Public Square Cleveland, Ohio 44114 O +1 216 479 8500 F +1 216 479 8780 squirepattonboggs.com

July 25, 2014

Glimcher Realty Trust
180 East Broad Street
Columbus, Ohio 43215

Re:	Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to Glimcher Realty Trust, a Maryland real estate investment trust (the “Company, in connection with the registration of up to 1,671,064 common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”), on a Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on July 25, 2014 pursuant to the Securities Act of 1933, as amended (the “Act”). The Common Shares may be issued from time to time pursuant to the Distribution Reinvestment and Share Purchase Plan of the Company (the “Plan”), as described under the heading “Description of the Plan” in the related form of prospectus included in the Registration Statement (the “Prospectus”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

(i)	The Registration Statement and the related form of prospectus (the “Prospectus”) included therein in the form in which it was transmitted to the Commission under the Securities Act;

(ii)	The Declaration of Trust of the Company, as amended and supplemented through the date hereof (the “Declaration of Trust”);

(iii)	The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of a recent date by an officer of the Company;

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(iv)	A certificate of the State Department of Assessments and Taxation of Maryland (the (“SDAT”) as to the good standing of the Company, dated as of a recent date;

(v)	A certificate executed by an officer of the Company, dated as of the date hereof; and

(vi)	Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering this opinion, we have assumed, without any independent investigation, that: (i) all Documents that have been submitted to us as originals are authentic, (ii) all Documents that have been submitted to us as certified or photostatic copies conform to authentic, original documents, (iii) all persons executing any of the Documents examined or relied upon by us had the capacity to sign such Documents, (iv) all signatures on the Documents are genuine, (v) all representations, warranties, statements and information contained in the Documents are true and complete, (vi) upon the issuance of any of the Common Shares, the total number of Shares (as defined in the Declaration of Trust) issued and outstanding will not exceed the number of such Shares the Company is then authorized to issue under the Declaration of Trust, (vii) the certificates, if any, evidencing the Common Shares comply with Title 8 of the Corporations and Associations Articles of the Code of Maryland, and (viii) the Common Shares will not be issued or transferred in violation of any restriction on transfer contained in Section 6.6 of the Declaration of Trust.

Based on the foregoing, having regard for such legal considerations as we have deemed relevant, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.	The Company is a real estate investment trust formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.	The issuance of the Common Shares has been duly authorized and, when and if issued and delivered in accordance with the Plan, the Common Shares will be validly issued, fully paid and nonassessible.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other laws. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland. This opinion is given on the basis of the law and the facts existing as of the date hereof. We assume no obligation to advise you of changes in matters of fact or law which may thereafter occur. Our opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof.

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We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ Squire Patton Boggs (US) LLP